UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2018

Cosmos Holdings Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54436	27-0611758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

141 West Jackson Blvd, Suite 4236, Chicago, Illinois	60604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 865-0026

N/A

(Former name or former address, if changed since last report.)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 8.01 OTHER EVENTS

A. On April 18, 2018, Cosmos Holdings Inc.’s (the “Company”) wholly-owned subsidiary, SkyPharm S.A., amended and restated its Loan Facility Agreement, guaranteed by Grigorios Siokas, the Company’s CEO, with Synthesis Peer-to-Peer Income Fund (the “Lender”). The outstanding principal balance under the Loan Facility as of December 31, 2017 was $3,199,728.73, excluding interest, of which $136,800 has since been paid. The interest rate of ten (10%) percent per annum was restated as of January 1, 2018 to four (4%) percent plus quarterly Libor payments, and two (2%) percent default interest on unpaid amounts in addition to the interest rate. The final repayment date was extended from August 31, 2018 to December 31, 2021.

B. On April 18, 2018, SkyPharm S.A. entered into a ten-year Advisory Agreement with Synthesis Management Limited (the “Advisor”). The Advisor was retained to assist SkyPharm to secure corporate finance capital. The Advisor shall be paid €104,000 per year during the ten-year term, all of which have been pre-paid by SkyPharm for future financing services.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits - None.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSMOS HOLDINGS INC.

Date: April 23, 2018	By:	/s/ Grigorios Siokas
Grigorios Siokas
Chief Executive Officer

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